As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________________

VICTORIA’S SECRET & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware		86-3167653
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
4 Limited Parkway East Reynoldsburg, Ohio 43068 Telephone: (614) 577-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
___________________
VICTORIA’S SECRET & CO. 2021 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN (Full Title of the Plan)

Tim Johnson Executive Vice President, Chief Financial Officer Victoria’s Secret & Co. 4 Limited Parkway Reynoldsburg, Ohio 43068 Telephone: (614) 415-7000
(Name and Address for Agent of Service) (Telephone number, including area code, of agent for service) ___________________
With a copy to:
Jeffrey P. Crandall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount Of Registration Fee (3)
Victoria’s Secret & Co. Common Stock, $0.01 par value per share	6,600,000	$46.00	$303,600,000	$33,122.76
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.01 par value per share (“Common Stock”), of Victoria’s Secret & Co. (the “Registrant”) (i) authorized for issuance under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “Incentive Plan”) with respect to “Converted Awards” (as defined in the Incentive Plan), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Incentive Plan with respect to the Converted Awards by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices in the “when issued” trading market as reported on the New York Stock Exchange (trading under the symbol VSCO-WI) on August 2, 2021.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 6,600,000 shares of Common Stock that are issuable at any time and from time to time under the Incentive Plan in connection with the Converted Awards. Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Incentive Plan with the Securities and Exchange Commission (the “Commission”) on July 19, 2021 (Registration No. 333-258021), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Incentive Plan with respect to the Converted Awards as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)       The Registration Statement on Form 10, filed by the Registrant with the Commission on June 21, 2021 (File No. 001-40515), as subsequently amended (the “Form 10 Registration Statement”);

(b) The description of the Registrant’s Common Stock, which is contained in the Information Statement filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendments or supplements thereto; and

(c)        All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10 Registration Statement.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation of Victoria’s Secret & Co. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-40515), as amended, filed with the Commission on June 21, 2021).
4.2	Form of Amended and Restated Bylaws of Victoria’s Secret & Co. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 (File No. 001-40515), as amended, filed with the Commission on June 21, 2021).
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form S-8 (File No. 333-258021), filed with the Commission on July 19, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on the 3rd day of August, 2021.

VICTORIA’S SECRET & CO.
By:	/s/ Timothy Johnson
	Name:	Timothy Johnson
	Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Martin Waters, Tim Johnson and Melinda McAfee and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Victoria’s Secret & Co. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Waters	Chief Executive Officer and Director (principal executive officer)	08/03/2021
Martin Waters

/s/ Timothy Johnson	Chief Financial Officer (principal financial officer and principal accounting officer)	08/03/2021
Timothy Johnson

/s/ Irene Chang Britt	Director	08/03/2021
Irene Chang Britt

/s/ Sarah Davis	Director	08/03/2021
Sarah Davis

/s/ Jacqueline Hernandez	Director	08/03/2021
Jacqueline Hernandez

/s/ Donna A. James	Director	08/03/2021
Donna A. James

/s/ Lauren B. Peters	Director	08/03/2021
Lauren B. Peters

/s/ Anne Sheehan	Director	08/03/2021
Anne Sheehan